Exhibit 99.1

FOR IMMEDIATE RELEASE:

Lynne Gilbert
InterMetro Communications, Inc.
2685 Park Center Drive, Bldg A
Simi Valley,  CA 93065
(805) 433-8000
investor-relations@intermetro.net

InterMetro Communications Inc. Appoints New CFO

Simi Valley, CA   Dec. 10, 2008   InterMetro Communications, Inc. (IMTO.OB) announced today that Kenneth Fish has been appointed as its new Chief Financial Officer.

Mr. Fish’s most notable recent posts were as V.P. Corporate Finance/Strategic Planning and V.P. Corporate Business Development for Allergan, a publicly traded biotechnology and specialty pharmaceutical company with over $3Billion in annual sales.  Between the two positions held at Allergan, Mr. Fish was responsible for quarterly forecasting and annual budgets;  managing investor relations; managing in-licensing and out-licensing deals; as well as completing several M & A transactions.

Prior to his tenure at Allergan,  Mr. Fish worked for 10 years in telecommunications holding senior executive posts at Hughes Electronics, Airtouch Communications and MCI, all three large public telecommunications companies.  Across these three companies’ roles he has led business planning, accounting and tax structuring; managed company valuations; handled due diligence on mergers & acquisitions; as well as negotiated purchase and sale agreements, joint ventures and partnerships.  While with Hughes, a publicly-traded $7.5B (annual revenue) telecom and media subsidiary of General Motors,  Mr. Fish led three IPOs, including the XM Satellite Radio IPO (prior to its sale to News Corporation).     He was also instrumentally involved in the creation of new business units in over twenty countries, which included serving as the launch CFO of Airtouch projects in Argentina, Brazil, Egypt, and Turkey.  Ken holds his MBA from the Anderson Graduate School of Management at UCLA, with dual concentration in finance and strategy, and his BA, cum laude, from Princeton University.

According to Charles Rice, CEO, “I am honored to announce the addition of Kenneth Fish to the InterMetro team.  Ken brings to our company a wealth of experience and expertise, and will be a key component of our continuing long-term organic growth and M & A expansion strategy.   Mr. Fish, who has over 20 years of experience with public company finance and business development, combined with his telecom growth experience, will be an instrumental part of the next stage of InterMetro’s business plan.”

"I am delighted to be joining InterMetro at this time in its history,” said Mr. Fish.  “The company has many promising growth opportunities, a terrific set of assets, and motivated partners.  I look forward to working with Charles on taking the company to its next level of success."

ABOUT INTERMETRO COMMUNICATIONS, INC:  InterMetro Communications, Inc. (IMTO.OB) is a facilities-based provider of enhanced voice and data communication services. The Company owns and operates a national, private voice-over Internet Protocol (VoIP) network infrastructure powered by switching equipment. Its network powers providers of communication services, such as wholesale transport carriers, wireless providers, broadband phone companies, VoIP service providers, prepaid calling card providers, and voice-enabled application service providers

The Company, from time to time, may discuss forward-looking information.  Except for the historical information contained in this release, all forward-looking statements are predictions by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations.  Such factors include the Company’s limited operating history and fluctuating operating results, the possibility the Company may be unable to manage its growth, extensive competition, loss of members of the Company’s senior management, the Company’s limited number of customers and suppliers, the Company’s dependence on local exchange carriers, the possibility of network failures, the Company’s need to effectively integrate businesses it acquires, risks related to acceptance, changes in, and failure and security of, technology, regulatory interpretations and changes, and other risks as detailed from time-to-time in the Company’s registration statement and reports and filings with the Securities and Exchange Commission.  All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update forward-looking statements.